Exhibit 99.2

Sunshine Biopharma Inc. Announces Closing of up to $20.4 Million Public Offering

$6.0 million upfront with up to an additional approximately $14.4 million of potential aggregate gross proceeds upon the exercise in full of warrants.

FORT LAUDERDALE, FL, OCTOBER 9, 2026 (ACCESS NEWSWIRE) -- Sunshine Biopharma Inc. (NASDAQ: SBFM) (the “Company”), a pharmaceutical company specializing in generic and specialty prescription medications, including drugs in the areas of oncology and antivirals, today announced the closing of its previously announced public offering made on a reasonable best efforts basis with gross proceeds to the Company of approximately $6.0 million, before deducting placement agent fees and other offering expenses payable by the Company.

The offering consisted of 10,909,082 Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant and (ii) two (2) Series D Warrants to purchase one (1) share of Common Stock per warrant at an initial exercise price of $0.66. The public offering price per Common Unit was $0.55 (or $0.54999 per Pre-Funded Unit, which is equal to the public offering price per Common Unit sold in the offering minus an exercise price of $0.00001 per share under the Pre-Funded Warrants). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full. The Series D Warrants are exercisable immediately and expire five years after the initial issuance date. The exercise price and number of shares issuable under the Series D Warrants are subject to adjustment as described in more detail in the final prospectus filed in connection with the offering.

Gross proceeds to the Company were approximately $6.0 million. The potential additional gross proceeds to the Company from the Series D Warrants, if fully-exercised on a cash basis, will be approximately $14.4 million. No assurance can be given that any of warrants will be exercised. The Company expects to use the net proceeds from the offering for general corporate purposes and working capital.

Aegis Capital Corp. acted as the exclusive placement agent for the offering. Sichenzia Ross Ference Carmel LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

A registration statement on Form S-1 (No. 333-299274) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2026 was declared effective by the SEC on October 7, 2026. The offering was made only by means of a prospectus. A final prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma Inc.

Sunshine Biopharma currently markets 61 generic prescription drugs in Canada, with approximately 11 additional launches planned for the remainder of 2026. The Company is also advancing two proprietary drug development programs:

•	K1.1 mRNA, an mRNA-Lipid Nanoparticle therapeutic candidate targeting liver cancer.

•	PLpro protease inhibitor, a small-molecule antiviral candidate for SARS-related coronavirus infections.

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Additional information is available at www.sunshinebiopharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, the use of proceeds from the offering, and the exercise of any warrants, can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans, including the risk factors described in the Company’s documents filed with the Securities and Exchange Commission. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned as a result of these risks. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Camille Sebaaly, CFO
Direct Line: 514-814-0464
camille.sebaaly@sunshinebiopharma.com

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